EXHIBIT 10.4

Restricted Stock Award Agreement

Granted by

Waterstone Financial, Inc.

under the

Waterstone Financial, INC.
2020 Omnibus Incentive Plan

This restricted stock award agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the 2020 Omnibus Incentive Plan (the “Plan”) of Waterstone Financial, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided or made available to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee responsible for administering the Plan (the “Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” will include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.  Any reference to the “Bank” herein shall refer to WaterStone Bank SSB and any reference to “Employer” shall mean either or both the Company and the Bank.

1.   Name of Participant:________________________

2.   Date of Grant:_____________________________
(subject to adjustment pursuant to Section 9 hereof)

3.   Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award:____________

4.    Vesting Schedule.  Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.

The Restricted Stock granted under this Agreement shall vest in _______(___) equal annual installments (provided that fractional shares of Restricted Stock will not vest), with the first installment vesting on the first anniversary of the date of grant, or , 20, and succeeding installments on each anniversary thereafter, through , 20, subject to accelerated vesting under Section 8 and 10 of this Agreement.  Notwithstanding the foregoing, to the extent vesting would vest in a fractional share of Restricted Stock vesting, the number of shares of Restricted Stock vesting should be rounded to the nearest share (with “.5” of a share rounded up).

Vesting will automatically accelerate in the event of death, Disability or Involuntary Termination at or following a Change in Control.

5.   Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.

6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters which require shareholder vote.

6.2
Any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award will be retained and distributed to the Participant after the Restricted Stock vests.  If the Restricted Stock does not vest, the dividends will be forfeited by the Participant.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award will be subject to the same restrictions and will vest at the same time as the shares of Restricted Stock from which said dividends were derived.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Change in Control

8.1
Upon the occurrence of a Change in Control, any Restricted Stock Award awarded hereunder that is not replaced by a Replacement Award, as defined in Section 9(c) of the Plan, will vest in full, and be deemed earned and payable in an amount equal to the full value of such Award, except to the extent that another Award meeting the requirements of Section 9(c) of the Plan is provided to the Participant to replace such Award.  Any Award replaced by a Replacement Award shall be referred to herein as a “Replaced Award.”

8.2
In the event of a Change in Control, if a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control.  An Award will be considered a Replacement Award if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) the underlying Replaced Award was an equity-based award and related to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied.  The determination whether the conditions of this Section 9(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

8.3
In the event of a Termination of Service by the Company other than for Cause at or within 24 months following a Change in Control, all Restricted Stock Awards held by the Participant will become fully vested.

8.4	A “Change in Control” will be deemed to have occurred as provided in Section 9(e) of the Plan.

9.   Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3(d) of the Plan.

10.   Effect of Termination of Service on Restricted Stock Award.

  10.1 This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not then vested, at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all Restricted Stock will vest as to all shares subject to an outstanding Award, whether or not then vested, at the date of Termination of Service.

(iii)
Retirement.  In the event of the Participant’s Termination of Service by reason of the Participant’s Retirement, any Restricted Stock that has not vested as of the date of Termination of Service will expire and be forfeited.

The term “Retirement” shall have the meaning set forth in Section 1(dd) of the Plan.

(iv)	Termination for Cause. If the Participant’s Service has been terminated for Cause, all Restricted Stock granted to a Participant that has not vested will be forfeited.

(v)
Other Termination.  If a Participant terminates Service for any reason other than due to death, Disability, Termination of Service by the Company other than for Cause within 24 months following a Change in Control, Retirement, Retirement or for Cause, all shares of  Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will be forfeited.

11.   Miscellaneous.

11.1	No Restricted Stock Award will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

11.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

11.3	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

11.4	This Restricted Stock Award will be governed by and construed in accordance with the laws of the State of Wisconsin.

11.5
This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

WATERSTONE FINANCIAL, INC.

By:____________________________
Its:____________________________

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the 2020 Omnibus Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2020 Omnibus Incentive Plan.

PARTICIPANT

______________________________

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